Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Second Quarter Fiscal 2011 Results
Record Revenues $3.9 Billion
GAAP EPS $0.59, Non-GAAP EPS $0.86
— Raises Fiscal 2011 Revenue and Earnings Guidance —
SAN DIEGO — April 20, 2011 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the second quarter of fiscal 2011 ended March 27, 2011.
“We are pleased to report record quarterly revenues, and we are raising our revenue and earnings guidance for the year as the demand for smartphones across an array of geographies and tiers continues to grow,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “In addition, we have resolved the second of the two previously disclosed licensee disputes. We continue to execute on our strategic priorities as our partners deploy our technologies and solutions to offer leading wireless products and services to consumers worldwide.”
Second Quarter Results (GAAP)
•	Revenues: $3.88 billion, up 46 percent year-over-year (y-o-y) and 16 percent sequentially.

•	Operating income: $1.07 billion, up 38 percent y-o-y and down 3 percent sequentially.

•	Net income:[1] $999 million, up 29 percent y-o-y and down 15 percent sequentially.

•	Diluted earnings per share:[1] $0.59, up 28 percent y-o-y and down 17 percent sequentially.

•	Effective tax rate: 21 percent for the quarter.

•	Operating cash flow: $1.77 billion, up 123 percent y-o-y; 46 percent of revenues.

[1]	Net income and diluted earnings per share throughout this news release are attributable to Qualcomm (i.e., after adjustment for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 2 of 19
•	Return of capital to stockholders: $316 million, or $0.19 per share, of cash dividends paid.
Non-GAAP Second Quarter Results
Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and acquired in-process research and development (R&D) expense.
•	Revenues: $3.87 billion, up 45 percent y-o-y and 16 percent sequentially.

•	Operating income: $1.65 billion, up 55 percent y-o-y and 17 percent sequentially.

•	Net income: $1.45 billion, up 47 percent y-o-y and 8 percent sequentially.

•	Diluted earnings per share: $0.86, up 46 percent y-o-y and 5 percent sequentially. The current quarter excludes $0.18 loss per share attributable to the QSI segment and $0.09 loss per share attributable to certain share-based compensation.

•	Effective tax rate: 22 percent for the quarter.

•	Free cash flow: $1.85 billion, up 125 percent y-o-y; 48 percent of revenues (defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and Non-GAAP results are included at the end of this news release.
In the comparisons summarized above, the following should be noted with respect to results for the second quarter of fiscal 2011: GAAP and Non-GAAP results included $401 million in revenues related to prior quarters as a result of agreements entered into with two licensees to settle ongoing disputes, including an arbitration proceeding with Panasonic Mobile Communications Co. Ltd.; GAAP results included $310 million in expenses in the QSI segment related to the FLO TVTM restructuring plan; and GAAP and Non-GAAP results included $120 million in impairment charges related to our Firethorn division, including $114 million in goodwill impairment.
Second Quarter Key Business Metrics
•	CDMA-based Mobile Station ModemTM (MSMTM) shipments: approximately 118 million units, up 27 percent y-o-y and flat sequentially.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 3 of 19
•	December quarter total reported device sales: approximately $40.0 billion, up 44 percent y-o-y and 18 percent sequentially.
•	December quarter estimated CDMA-based device shipments: approximately 195 to 200 million units, at an estimated average selling price of approximately $200 to $206 per unit.
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $22.1 billion at the end of the second quarter of fiscal 2011, compared to $19.1 billion at the end of the first quarter of fiscal 2011 and $18.2 billion a year ago. On April 7, 2011, we announced a cash dividend of $0.215 per share payable on June 24, 2011 to stockholders of record as of May 27, 2011.
On January 5, 2011, we announced that we had entered into a definitive agreement under which we intend to acquire Atheros Communications, Inc. for $45 per share in cash, which represented an enterprise value of approximately $3.1 billion on that date. The transaction has received the approval of Atheros’ stockholders and certain foreign regulators, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired. The completion of the merger remains subject to the satisfaction of certain closing conditions, including the receipt of an additional foreign regulatory approval. We continue to expect the merger to close in the third quarter of fiscal 2011.
Research and Development

		Share-Based	In-Process
($ in millions)	Non-GAAP	Compensation	R&D	QSI	GAAP

Second quarter fiscal 2011	$633	$98	$6	$3	$740
As a % of revenues	16%			N/M	19%
Second quarter fiscal 2010	$547	$75	$3	$23	$648
As a % of revenues	21%			N/M	24%
Year-over-year change ($)	16%	31%	N/M	(87%)	14%

N/M — Not Meaningful
Non-GAAP R&D expenses increased 16 percent y-o-y primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies and other initiatives to support the acceleration of advanced wireless products and

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 4 of 19
services. QSI R&D expenses decreased 87 percent y-o-y primarily due to the shut down of our FLO TV business and network.
Selling, General and Administrative

		Share-Based
($ in millions)	Non-GAAP	Compensation	QSI	GAAP

Second quarter fiscal 2011	$432	$87	$66	$585
As a % of revenues	11%		N/M	15%
Second quarter fiscal 2010	$305	$69	$56	$430
As a % of revenues	11%		N/M	16%
Year-over-year change ($)	42%	26%	18%	36%
Non-GAAP selling, general and administrative (SG&A) expenses increased 42 percent y-o-y primarily due to an increase in charitable donations, employee-related costs and professional fees. QSI SG&A expenses increased 18 percent y-o-y primarily due to increased costs related to the shut down of our FLO TV business and network.
Effective Income Tax Rate
Our fiscal 2011 effective income tax rates are estimated to be approximately 17 percent for GAAP and approximately 21 percent for Non-GAAP. The second quarter rates of 21 percent for GAAP and 22 percent for Non-GAAP are higher than the estimated annual rates primarily due to additional U.S. income resulting from the settlement of ongoing disputes with two licensees during the second quarter of fiscal 2011.
Qualcomm Strategic Initiatives
The QSI segment manages our strategic investment activities, including FLO TV, and makes strategic investments in early-stage and other companies and in wireless spectrum, such as the Broadband Wireless Access (BWA) spectrum won in the India auction. GAAP results for the second quarter of fiscal 2011 included an $0.18 loss per share for the QSI segment. The second quarter of fiscal 2011 QSI results included $376 million in operating expenses and restructuring charges primarily related to FLO TV.
We have agreed to sell substantially all of our 700 MHz spectrum for $1.9 billion, subject to the satisfaction of customary closing conditions, including approval by the U.S. Federal Communications Commission. The agreement follows our previously announced plan to

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 5 of 19
restructure and evaluate strategic options related to the FLO TV business and network. Under the restructuring plan, the FLO TV business and network were shut down on March 27, 2011, and we are no longer pursuing the MediaFLO Technologies business. Restructuring activities under this plan were initiated in the fourth quarter of fiscal 2010 and are expected to be substantially complete by the end of fiscal 2012. The spectrum was classified as held for sale at March 27, 2011.
In the second quarter of fiscal 2011, restructuring and restructuring-related charges related to this plan included in QSI results were $310 million. We estimate that we will incur future restructuring and restructuring-related charges associated with this plan of up to $65 million, which are primarily related to lease exit and other costs.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
Our outlook does not include provisions for future asset impairments or the consequences of injunctions, damages or fines related to any pending legal matters unless awarded or imposed by a court, governmental entity or other regulatory body. Further, due to their nature, certain income and expense items, such as realized investment gains or losses, or gains and losses on certain derivative instruments, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.
In addition to our ongoing operating costs, our business outlook for fiscal 2011 includes restructuring and restructuring-related charges attributable to FLO TV that are currently expected to be incurred.
We have not included any estimates related to the Atheros business in our third fiscal quarter or fiscal 2011 outlook. The transaction is expected to close in the third quarter of fiscal 2011.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 6 of 19
The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 7 of 19
Qualcomm’s Business Outlook Summary
THIRD FISCAL QUARTER

	Q3 FY10		Current Guidance
	Results		Q3 FY11 Estimates
Non-GAAP
Revenues	$2.70B		$3.35B - $3.65B
Year-over-year change			increase 24% - 35%
Diluted earnings per share (EPS)	$0.57		$0.68 - $0.72
Year-over-year change			increase 19% - 26%
GAAP
Revenues	$2.71B		$3.35B - $3.65B
Year-over-year change			increase 24% - 35%
Diluted EPS	$0.47		$0.60 - $0.64
Year-over-year change			increase 28% - 36%
Diluted EPS attributable to QSI	$0.00		$0.00
Diluted EPS attributable to share-based compensation	($0.07)		($0.08)
Diluted EPS attributable to certain tax items	($0.03)		$0.00
Metrics
MSM shipments	approx. 103M		approx. 115M - 119M
Year-over-year change			increase 12% - 16%
Total reported device sales (1)	$25.2B	*	$35.5B - $38.5B	*
Year-over-year change			increase 41% - 53%
Est. CDMA-based devices shipped (1)	approx. 134M - 138M	*	not provided
Est. CDMA-based device average selling price (1)	approx. $183 - $189	*	not provided

*	Est. sales in March quarter, reported in June quarter
FISCAL YEAR

	FY 2010	Prior Guidance	Current Guidance
	Results	FY 2011 Estimates	FY 2011 Estimates
Non-GAAP
Revenues	$10.98B	$13.6B - $14.2B	$14.1B - $14.7B
Year-over-year change		increase 24% - 29%	increase 28% - 34%
Diluted EPS	$2.46	$2.91 - $3.05	$3.05 - $3.13
Year-over-year change		increase 18% - 24%	increase 24% - 27%
GAAP
Revenues	$10.99B	$13.6B - $14.2B	$14.1B - $14.7B
Year-over-year change		increase 24% - 29%	increase 28% - 34%
Diluted EPS	$1.96	$2.32 - $2.46	$2.51 - $2.59
Year-over-year change		increase 18% - 26%	increase 28% - 32%
Diluted EPS attributable to QSI	($0.13)	($0.27)	($0.22)
Diluted EPS attributable to share-based compensation	($0.27)	($0.33)	($0.33)
Diluted EPS attributable to certain tax items	($0.10)	$0.01	$0.01
Diluted EPS attributable to in-process R&D	$0.00	$0.00	$0.00
Metrics
Est. fiscal year* CDMA-based device average selling price range (1)	approx. $183 - $189	approx. $190 - $200	approx. $199 - $209

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)

	Prior Guidance	Current Guidance	Prior Guidance	Current Guidance
	Calendar 2010	Calendar 2010	Calendar 2011	Calendar 2011
	Estimates	Estimates	Estimates	Estimates
Est. CDMA-based device shipments
March quarter	approx. 134M - 138M	approx. 134M - 138M	not provided	not provided
June quarter	approx. 153M - 157M	approx. 153M - 157M	not provided	not provided
September quarter	approx. 165M - 169M	approx. 165M - 169M	not provided	not provided
December quarter	not provided	approx. 195M - 200M	not provided	not provided
Est. Calendar year range (2) (approx.)	640M - 660M	646M - 663M	750M - 800M	750M - 800M
	Midpoint	Midpoint	Midpoint	Midpoint
Est. total CDMA-based units	approx. 650M	approx. 655M	approx. 775M	approx. 775M
Est. CDMA units	approx. 238M	approx. 238M	approx. 250M	approx. 250M
Est. WCDMA units	approx. 412M	approx. 417M	approx. 525M	approx. 525M

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. The reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that is reported with the activity for the particular period.

(2)	Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 8 of 19
Results of Business Segments (in millions, except per share data):

				Non-GAAP				In-
				Reconciling		Share-Based		Process
SEGMENTS	QCT	QTL	QWI	Items (1)	Non-GAAP	Compensation	Tax Items (2)	R&D	QSI (3)	GAAP

Q2 — FISCAL 2011
Revenues	$1,962	$1,746	$157	$5	$3,870	$—	$—	$—	$5	$3,875
Change from prior year	28%	79%	3%	N/M	45%				150%	46%
Change from prior quarter	(7%)	65%	(9%)	N/M	16%				N/M	16%
Operating income (loss)					$1,652	($202)	$—	($6)	($371)	$1,073
Change from prior year					55%	(31%)		N/M	(181%)	38%
Change from prior quarter					17%	(17%)		N/A	(177%)	(3%)
EBT	$417	$1,575	$(135)	$13	$1,870	($202)	$—	($6)	($404)	$1,258
Change from prior year	21%	92%	N/M	N/M	49%	(31%)		N/M	(197%)	30%
Change from prior quarter	(35%)	77%	N/M	N/M	13%	(17%)		N/A	(154%)	(5%)
EBT as a % of revenues	21%	90%	N/M	N/M	48%	N/M		N/M	N/M	32%
Net income (loss)					$1,450	($146)	($3)	($6)	($296)	$999
Change from prior year					47%	(49%)	N/M	N/M	(265%)	29%
Change from prior quarter					8%	(26%)	N/M	N/A	(240%)	(15%)
Diluted EPS					$0.86	($0.09)	$—	$—	($0.18)	$0.59
Change from prior year					46%	(50%)	N/M	N/M	(260%)	28%
Change from prior quarter					5%	(29%)	N/M	N/A	(260%)	(17%)
Diluted shares used					1,689	1,689	1,689	1,689	1,689	1,689

Q1 — FISCAL 2011
Revenues	$2,116	$1,057	$172	$3	$3,348	$—	$—	$—	$—	$3,348
Operating income (loss)					1,416	(172)	—	—	(134)	1,110
EBT	640	892	—	128	1,660	(172)	—	—	(159)	1,329
Net income (loss)					1,345	(116)	28	—	(87)	1,170
Diluted EPS					$0.82	($0.07)	$0.02	$—	($0.05)	$0.71
Diluted shares used					1,648	1,648	1,648	1,648	1,648	1,648

Q2 — FISCAL 2010
Revenues	$1,537	$974	$152	($2)	$2,661	$—	$—	$—	$2	$2,663
Operating income (loss)					1,065	(154)	—	(3)	(132)	776
EBT	344	821	(1)	94	1,258	(154)	—	(3)	(136)	965
Net income (loss)					989	(98)	(33)	(3)	(81)	774
Diluted EPS					$0.59	($0.06)	($0.02)	$—	($0.05)	$0.46
Diluted shares used					1,678	1,678	1,678	1,678	1,678	1,678

Q3 — FISCAL 2010
Revenues	$1,691	$847	$162	$—	$2,700	$—	$—	$—	$6	$2,706
Operating income (loss)					991	(149)	—	—	(50)	792
EBT	404	673	6	78	1,161	(149)	—	—	(41)	971
Net income (loss)					936	(111)	(54)	—	(4)	767
Diluted EPS					$0.57	($0.07)	($0.03)	$—	$—	$0.47
Diluted shares used					1,642	1,642	1,642	1,642	1,642	1,642

6 MONTHS — FISCAL 2011
Revenues	$4,078	$2,803	$329	$7	$7,217	$—	$—	$—	$5	$7,222
Change from prior year	30%	48%	12%	N/M	35%				25%	35%
Operating income (loss)					$3,067	($373)	—	($6)	($506)	$2,182
Change from prior year					40%	(23%)	N/M	N/M	(114%)	32%
EBT	$1,057	$2,467	($135)	$139	$3,528	($373)	—	($6)	($563)	$2,586
Change from prior year	37%	55%	N/M	N/M	37%	(23%)	N/M	N/M	(132%)	28%
Net income (loss)					$2,794	($262)	$25	($6)	($383)	$2,168
Change from prior year					38%	(24%)	N/M	N/M	(182%)	34%
Diluted EPS					$1.67	($0.16)	$0.01	$—	($0.23)	$1.30
Change from prior year					38%	(23%)	N/M	N/M	(188%)	35%
Diluted shares used					1,669	1,669	1,669	1,669	1,669	1,669

6 MONTHS — FISCAL 2010
Revenues	$3,144	$1,891	$294	$—	$5,329	$—	$—	$—	$4	$5,333
Operating income (loss)					2,198	(304)	—	(3)	(236)	1,655
EBT	769	1,594	8	195	2,566	(304)	—	(3)	(243)	2,016
Net income (loss)					2,030	(211)	(65)	(3)	(136)	1,615
Diluted EPS					$1.21	($0.13)	($0.04)	$—	($0.08)	$0.96
Diluted shares used					1,685	1,685	1,685	1,685	1,685	1,685

12 MONTHS — FISCAL 2010
Revenues	$6,695	$3,659	$628	$—	$10,982	$—	$—	$—	$9	$10,991
Operating income (loss)					4,316	(614)	—	(3)	(416)	3,283
EBT	1,693	3,020	12	361	5,086	(614)	—	(3)	(435)	4,034
Net income (loss)					4,071	(442)	(159)	(3)	(220)	3,247
Diluted EPS					$2.46	($0.27)	($0.10)	$—	($0.13)	$1.96
Diluted shares used					1,658	1,658	1,658	1,658	1,658	1,658

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 9 of 19

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain investment income or losses, interest expense, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	During the first quarter of fiscal 2011, we recorded a tax benefit of $32 million, or $0.02 diluted earnings per share, related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also, during each of the first and second quarters of fiscal 2011, we recorded $3 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower. Our first and second quarter fiscal 2011 Non-GAAP results exclude these items.

(3)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s second quarter fiscal 2011 earnings conference call will be broadcast live on April 20, 2011, beginning at 1:30 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “Non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 20, 2011, beginning at approximately 5:00 p.m. PT through May 20, 2011 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 56703245. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/results.cfm
Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G and next-generation mobile technologies. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of wireless communications, connecting people more closely to information, entertainment and each other. Today, Qualcomm technologies are powering the convergence

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 10 of 19
of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, please visit www.qualcomm.com
Note Regarding Use of Non-GAAP Financial Measures
The Company presents Non-GAAP financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments.
Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain tax items and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 11 of 19
presented, but were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. In fiscal 2009, the Company included the benefit of the retroactive extension of the federal R&D tax credit in Non-GAAP results because it had previously occurred with relative frequency and was included in the Company’s business outlook for fiscal 2009 as the credit had been extended prior to the release of the fiscal 2009 business outlook. In fiscal 2011, however, the Company did not include the benefit of the retroactive extension of the federal R&D tax credit in Non-GAAP results because the Company had not included the potential extension of the credit in its previously released fiscal 2011 business outlook due to uncertainty as to whether and when the federal R&D tax credit would be retroactively extended. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and, as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and Non-GAAP results are presented in the following tables.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of, and demand for, our

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 12 of 19
technologies in wireless networks and wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA, TD-SCDMA and OFDMA; the uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; competition; our dependence on major customers and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on third-party manufacturers and suppliers; foreign currency fluctuations; strategic investments and transactions we have or may pursue; defects or errors in our products and services; the development and commercial success of our QMT division’s mirasol® display technology; as well as the other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the year ended September 26, 2010 and most recent Form 10-Q. The Company undertakes no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. Mobile Station Modem, MSM, FLO TV and MediaFLO are trademarks of Qualcomm Incorporated. mirasol is a registered trademark of Qualcomm MEMS Technologies, Inc. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 13 of 19
Qualcomm Incorporated
Supplemental Information for the Three Months Ended March 27, 2011
(Unaudited)

	Non-GAAP	Share-Based	Tax		In-process			GAAP
($ in millions except per share data)	Results	Compensation	Items		R&D	QSI		Results
R&D	$633	$98	$—		$6	$3		$740
SG&A	432	87	—		—	66		585
Operating income (loss)	1,652 (a)	(202)	—		(6)	(371)		1,073
Investment income (loss), net	217 (b)	—	—		—	(32	)(c)	185
Tax rate	22%	N/M	N/M		N/M	N/M		21%
Net income (loss)	$1,450	$(146)	$(3	)(d)	$(6)	$(296)		$999
Diluted earnings (loss) per share (EPS)	$0.86	$(0.09)	$—		$—	$(0.18)		$0.59
Operating cash flow	$1,926	$(87)	$—		$—	$(71)		$1,768
Operating cash flow as % of revenues	50%	N/A	N/A			N/M		46%
Free cash flow (e)	$1,851	$(87)	$—		$—	$(75)		$1,689
Free cash flow as a % of revenues	48%	N/A	N/A			N/M		44%

(a)	During the second quarter of fiscal 2011, we recorded impairment charges of $120 million related to our Firethorn division, including $114 million in goodwill impairment.

(b)	Included $122 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investments, and $102 million in net realized gains on investments, partially offset by $4 million in other-than-temporary losses on investments and $3 million in interest expense.

(c)	Included $31 million in interest expense, $4 million in equity in losses of investees and $1 million in other-than-temporary losses on investments, partially offset by $4 million in interest and dividend income related to cash, cash equivalents and marketable securities.

(d)	During the second quarter of fiscal 2011, we recorded $3 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower. Our second quarter fiscal 2011 Non-GAAP results exclude this item.

(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended March 27, 2011, included herein.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 14 of 19
Qualcomm Incorporated
Supplemental Information for the Six Months Ended March 27, 2011
(Unaudited)

	Non-GAAP	Share-Based	Tax	In-process			GAAP
($ in millions except per share data)	Results	Compensation	Items	R&D	QSI		Results
R&D	$1,193	$184	$—	$6	$28		$1,411
SG&A	774	159	—	—	89		1,022
Operating income (loss)	3,067 (a)	(373)	—	(6)	(506)		2,182
Investment income (loss), net	462 (b)	—	—	—	(58	)(c)	404
Tax rate	21%	N/M	N/M	N/M	N/M		16%
Net income (loss)	$2,794	$(262)	$25 (d)	$(6)	$(383)		$2,168
Diluted earnings (loss) per share (EPS)	$1.67	$(0.16)	$0.01	$—	$(0.23)		$1.30
Operating cash flow	$2,153	$(132)	$—	$—	$(205)		$1,816
Operating cash flow as % of revenues	30%	N/A	N/A		N/M		25%
Free cash flow (e)	$1,978	$(132)	$—	$—	$(211)		$1,635
Free cash flow as a % of revenues	27%	N/A	N/A		N/M		23%

(a)	During the first six months of fiscal 2011, we recorded impairment charges of $120 million related to our Firethorn division, including $114 million in goodwill impairment.

(b)	Included $251 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, and $230 million in net realized gains on investments, partially offset by $11 million in other-than-temporary losses on investments and $8 million in interest expense.

(c)	Included $54 million in interest expense, $5 million in other-than-temporary losses on investments and $5 million in equity in losses of investees, partially offset by $5 million in interest and dividend income related to cash, cash equivalents and marketable securities and $1 million in net realized gains on investments.

(d)	During the first six months of fiscal 2011, we recorded a tax benefit of $32 million, or $0.02 diluted earnings per share, related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also, during the first six months of fiscal 2011, we recorded $6 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower. Our Non-GAAP results for the first six months of fiscal 2011 excluded these items.

(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the six months ended March 27, 2011, included herein.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 15 of 19
Qualcomm Incorporated
Reconciliation of Non-GAAP Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and Other Supplemental Disclosures
(In millions)
(Unaudited)

	Three Months Ended March 27, 2011
		Share-Based
	Non-GAAP	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$1,926	$(87	)(a)	$(71)	$1,768
Less: capital expenditures	(75)	—		(4)	(79)

Free cash flow	$1,851	$(87)		$(75)	$1,689

Revenues	$3,870	$—		$5	$3,875
Free cash flow as a % of revenues	48%	N/A		N/M	44%

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$63	$—		$(63)	$—
Cash transfers to QSI (2)	(87)	—		87	—

Net cash transfers	$(24)	$—		$24	$—

	Six Months Ended March 27, 2011
		Share-Based
	Non-GAAP	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$2,153	$(132	)(a)	$(205)	$1,816
Less: capital expenditures	(175)	—		(6)	(181)

Free cash flow	$1,978	$(132)		$(211)	$1,635

Revenues	$7,217	$—		$5	$7,222
Free cash flow as a % of revenues	27%	N/A		N/M	23%

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$71	$—		$(71)	$—
Cash transfers to QSI (2)	(241)	—		241	—

Net cash transfers	$(170)	$—		$170	$—

	Three Months Ended March 28, 2010
		Share-Based
	Non-GAAP	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$908	$(18	)(a)	$(97)	$793
Less: capital expenditures	(85)	—		(23)	(108)

Free cash flow	$823	$(18)		$(120)	$685

	Six Months Ended March 28, 2010
		Share-Based
	Non-GAAP	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$2,246	$(31	)(a)	$(183)	$2,032
Less: capital expenditures	(152)	—		(44)	(196)

Free cash flow	$2,094	$(31)		$(227)	$1,836

(a)	Incremental tax benefits from stock options exercised during the period.

(1)	Cash primarily from the issuance of subsidiary shares to noncontrolling interests.

(2)	Primarily funding for strategic debt and equity investments and QSI operating expenses.
N/M — Not Meaningful
N/A — Not Applicable

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 16 of 19
Qualcomm Incorporated
Reconciliation of Non-GAAP Tax Rate to GAAP Tax Rate
(in millions)
(Unaudited

	Three Months Ended March 27, 2011
	Non-GAAP	Share-Based	Tax Items	In-Process		GAAP
	Results	Compensation	(a)	R&D	QSI (b)	Results

Income (loss) before income taxes	$1,870	$(202)	$—	$(6)	$(404)	$1,258
Income tax (expense) benefit	(420)	56	(3)	—	104	(263)

Net income (loss)	1,450	(146)	(3)	(6)	(300)	995
Net loss attributable to noncontrolling interests	—	—	—	—	4	4

Net income attributable to Qualcomm	$1,450	$(146)	$(3)	$(6)	$(296)	$999

Tax rate	22%	28%	N/A	N/M	N/M	21%

	Six Months Ended March 27, 2011
	Non-GAAP	Share-Based	Tax Items	In-Process		GAAP
	Results	Compensation	(a)	R&D	QSI (b)	Results

Income (loss) before income taxes	$3,528	$(373)	$—	$(6)	$(563)	$2,586
Income tax (expense) benefit	(734)	111	25	—	176	(422)

Net income (loss)	2,794	(262)	25	(6)	(387)	2,164
Net loss attributable to noncontrolling interests	—	—	—	—	4	4

Net income attributable to Qualcomm	$2,794	$(262)	$25	$(6)	$(383)	$2,168

Tax rate	21%	30%	N/M	N/M	N/M	16%

(a)	During the first quarter of fiscal 2011, we recorded a tax benefit of $32 million, or $0.02 diluted earnings per share, related to fiscal 2010 due to the retroactive reenactment of the federal R&D tax credit. Also, during each of the first and second quarters of fiscal 2011, we recorded $3 million in state tax expense because deferred revenue related to the license agreement signed in the first quarter of fiscal 2010 with Samsung is taxable in fiscal 2011 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower. Our Non-GAAP results excluded these items.

(b)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
N/M — Not Meaningful
Sums may not equal totals due to rounding

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 17 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 27,	September 26,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$6,367	$3,547
Marketable securities	6,658	6,732
Accounts receivable, net	715	730
Inventories	606	528
Deferred tax assets	330	321
Other current assets	174	275

Total current assets	14,850	12,133
Marketable securities	9,081	8,123
Deferred tax assets	1,917	1,922
Assets held for sale	746	—
Property, plant and equipment, net	2,114	2,373
Goodwill	1,417	1,488
Other intangible assets, net	2,174	3,022
Other assets	1,525	1,511

Total assets	$33,824	$30,572

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$666	$764
Payroll and other benefits related liabilities	558	467
Unearned revenues	518	623
Loans payable	1,100	1,086
Income taxes payable	69	1,443
Other current liabilities	1,474	1,085

Total current liabilities	4,385	5,468
Unearned revenues	3,733	3,485
Other liabilities	705	761

Total liabilities	8,823	9,714

Stockholders’ equity:
Qualcomm Incorporated (Qualcomm) Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at March 27, 2011 and September 26, 2010	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,666 and 1,612 shares issued and outstanding at March 27, 2011 and September 26, 2010, respectively	—	—
Paid-in capital	9,325	6,856
Retained earnings	14,840	13,305
Accumulated other comprehensive income	802	697

Total Qualcomm stockholders’ equity	24,967	20,858
Noncontrolling interests	34	—

Total stockholders’ equity	25,001	20,858

Total liabilities and stockholders equity	$33,824	$30,572

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 18 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010

Revenues:
Equipment and services	$2,044	$1,595	$4,257	$3,257
Licensing and royalty fees	1,831	1,068	2,965	2,076

Total revenues	3,875	2,663	7,222	5,333

Operating expenses:
Cost of equipment and services revenues	1,363	809	2,493	1,624
Research and development	740	648	1,411	1,244
Selling, general and administrative	585	430	1,022	810
Goodwill impairment	114	—	114	—

Total operating expenses	2,802	1,887	5,040	3,678

Operating income	1,073	776	2,182	1,655

Investment income, net	185	189	404	361

Income before income taxes	1,258	965	2,586	2,016
Income tax expense	(263)	(191)	(422)	(401)

Net income	995	774	2,164	1,615
Net loss attributable to noncontrolling interests	4	—	4	—

Net income attributable to Qualcomm	$999	$774	$2,168	$1,615

Earnings per common share attributable to Qualcomm:
Basic	$0.60	$0.47	$1.32	$0.97

Diluted	$0.59	$0.46	$1.30	$0.96

Shares used in per share calculations:
Basic	1,654	1,662	1,639	1,667

Diluted	1,689	1,678	1,669	1,685

Dividends per share paid	$0.19	$0.17	$0.38	$0.34

Dividends per share announced	$0.19	$0.17	$0.38	$0.34

Qualcomm Announces Second Quarter Fiscal 2011 Results	Page 19 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010
Operating Activities:
Net income	$995	$774	$2,164	$1,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	434	167	635	329
Goodwill impairment	114	—	114	—
Revenues related to non-monetary exchanges	(31)	(31)	(62)	(68)
Income tax provision in excess (less than) of income tax payments	140	(38)	(1,334)	(6)
Non-cash portion of share-based compensation expense	201	153	375	304
Incremental tax benefit from stock options exercised	(87)	(18)	(132)	(31)
Net realized gains on marketable securities and other investments	(102)	(80)	(231)	(182)
Impairment losses on marketable securities and other investments	5	16	16	73
Other items, net	18	(8)	19	(4)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(53)	(52)	23	35
Inventories	(36)	(49)	(81)	52
Other assets	4	(38)	(19)	(70)
Trade accounts payable	89	145	(145)	(81)
Payroll, benefits and other liabilities	248	(115)	269	(239)
Unearned revenues	(171)	(33)	205	305

Net cash provided by operating activities	1,768	793	1,816	2,032

Investing Activities:
Capital expenditures	(79)	(108)	(181)	(196)
Purchases of available-for-sale securities	(3,536)	(2,382)	(5,845)	(4,480)
Proceeds from sale of available-for-sale securities	2,443	2,228	5,467	4,241
Cash received for partial settlement of investment receivables	18	25	18	33
Other investments and acquisitions, net of cash acquired	(23)	(22)	(89)	(28)
Other items, net	(2)	4	5	3

Net cash used by investing activities	(1,179)	(255)	(625)	(427)

Financing Activities:
Borrowing under loans payable	177	—	1,260	—
Repayment of loans payable	(177)	—	(1,260)	—
Proceeds from issuance of common stock	1,233	332	2,024	484
Proceeds from issuance of subsidiary shares to noncontrolling interests	62	—	62	—
Incremental tax benefit from stock options exercised	87	18	132	31
Repurchase and retirement of common stock	—	(1,715)	—	(1,715)
Dividends paid	(316)	(279)	(625)	(563)
Change in obligation under securities lending	(8)	—	30	—
Other items, net	—	—	(4)	(1)

Net cash provided (used) by financing activities	1,058	(1,644)	1,619	(1,764)

Effect of exchange rate changes on cash	9	(1)	10	(5)

Net increase (decrease) in cash and cash equivalents	1,656	(1,107)	2,820	(164)
Cash and cash equivalents at beginning of period	4,711	3,660	3,547	2,717

Cash and cash equivalents at end of period	$6,367	$2,553	$6,367	$2,553